EXHIBIT 10.34

                                KEY MAN CONTRACT

               This Key Man Contract ("Agreement"), made this 30th day of November, 2001, but effective as of October 1, 2001, ("Effective Date") by and between Daleco Resources Corporation, a Delaware corporation together with any and all of its wholly owned subsidiaries with its principal place of business at 120 North Church Street, West Chester, Pennsylvania 19380 ("Company") and Robert
E. Martin ("Martin").

                                   WITNESSETH:

               WHEREAS, the Company desires to employ Martin as the President of its wholly owned subsidiary, Strategic Minerals, Inc., and as a Director of the Company, and Martin desires to be employed by the Company as the President of its wholly owned subsidiary, Strategic Minerals, Inc., and as a Director of the Company, upon the terms and conditions set forth herein; and

               WHEREAS,   Martin  is  presently  serving  as  the  President  of
Strategic Minerals, Inc. without the benefit of a written contract; and

               WHEREAS, Martin and Company desire to reduce the terms of Martin's employment with Strategic Minerals, Inc. into a written contract.

               NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

               1. INCORPORATION BY REFERENCE. The parties hereto incorporate by reference the Witnesseth section as though same were set forth at length herein.

               2. EMPLOYMENT.

                  (a) The Company hereby employs Martin as President and Chief Executive Officer of its wholly owned subsidiary, Strategic Minerals, Inc., and as a member of the Board of Directors ("Board") of the Company and Strategic Minerals, Inc. Martin shall report directly to the President of the Company and the Board and shall perform such duties as are customarily performed by a person holding the position of President and Chief Executive Officer in business is similar to those engaged by the Strategic Minerals, Inc. and shall, in addition, render such other reasonable services as may be assigned to him from time to time by either the President of the Company or the Board within his scope of experience, training and expertise.

                  (b) Martin hereby agrees to be employed as President and Chief Executive Officer of Strategic Minerals, Inc. for the term hereof as defined below and to serve as a member of the Boards of Directors of Strategic Minerals, Inc. and the Company for so long as he shall be elected and qualified. Martin agrees that he shall at all times faithfully and to the best of his ability, perform all of the duties that may reasonably be requested of him within his scope of experience, training and expertise pursuant to the terms of this Agreement.



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                  (c) While the principal  offices of the Company are located at
120 North Church Street,  West Chester,  Pennsylvania  19380,  the Company shall
maintain  corporate  offices  for  Martin  in  Albuquerque,   New  Mexico,  with
appropriate secretarial support, at the Company's expense.

                  (d) The Company represents and warrants to Martin that this Agreement has been duly and validly authorized and executed by and on behalf of the Company and Strategic Minerals, Inc. in accordance with their Certificates of Incorporation and Bylaws and that it constitutes the lawful, valid and binding obligation of the Company and Strategic Minerals, Inc.

                  (e) Martin represents and warrants to the Company and Strategic Minerals, Inc. that he is free to accept employment hereunder and that he has no prior or existing obligations, commitments or restraints of any kind that would in anyway hinder or interfere with his acceptance of, or the full performance of, his employment by the Company and Strategic Minerals, Inc. When executed, this Agreement will constitute the lawful, valid and biding obligation of Martin.

               3. TERM.

                  (a) Unless earlier terminated in accordance with Paragraph 5 below, this Agreement shall continue for an initial period commencing as of the Effective Date and ending September 30, 2004 ("Initial Term"). After the expiration of the Initial Term and subject to the termination provisions set forth herein, this Agreement will automatically be extended for successive two
(2) year terms,  provided  that neither  party has given  written  notice to the


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

other of his/its intent not to renew not less than 180 days prior to the respective renewal date.

               4. COMPENSATION.

                  (a) BASE SALARY. During the Martin's employment hereunder, Martin shall receive a base salary for second half of Fiscal Year 2002 of not less than Fifty Thousand Dollars ($50,000) commencing April 1, 2002.

               The base salary shall be paid commencing in equal periodic installments in accordance with the Company's salary practices. The base salary payment shall not in any way limit or reduce any other obligation of the Company hereunder, and no other compensation, benefit or payment hereunder shall in any way limit or reduce the obligation of the Company to pay Martin's base salary hereunder. Commencing in Fiscal 2003 (October 1, 2002) Martin's base salary should increase to One Hundred Thousand Dollars ($100,000.00) and shall be paid in equal monthly installments.

               It is understood and agreed that Martin's base salary may, at the sole and exclusive discretion of the Company and the Board, be increased from time to time.

                  (b) PERFORMANCE BONUS. Martin shall receive from the Company, on or before December 31, 2001 ("Date") a bonus for the Martin's dedication and devotion to Strategic Minerals, Inc. and its predecessor, Clean Age Minerals, Incorporated in the amount of Fifty Thousand Dollars ($50,000) ("Accrued Performance Bonus"). The Accrued Performance Bonus shall be payable in common


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

stock of the Company ("Common Stock"), the number of shares of which to be determined based upon the average closing price for the Common Stock at the close of business for the five (5) trading days immediately preceding the Effective Date ("Accrued Performance Stock Purchase Price"). The Common Stock payable to the Martin pursuant to this paragraph shall be fully vested shares without any restrictions on transferability except as otherwise required by law, and provided further that Martin shall not be allowed to transfer the shares received pursuant to this paragraph for a period of one year beginning on the date of his receipt of such shares.

                  (c) STOCK OPTIONS. At the time of execution of this Agreement, the Martin shall be granted options to purchase One Million shares (1,000,000) of Common Stock at a price equal to ninety percent (90%) of the average closing price for Common Stock at the close of business for the five (5) trading days immediately preceding the Effective Date hereof ("Options").

               The options shall vest in equal installments over the initial term; however, vesting shall be accelerated in the event of Martin's death, disability, involuntary termination without cause (as defined below), or upon a change in control, as defined as the acquisition of forty-one percent (41%) of the issued and outstanding common stock of the Company by any party, without giving effect to future dilution through the exercise of any outstanding options, warrants or the conversion of preferred stock into Common Stock. The Options granted hereunder shall not be exercisable after the earlier of: (i) the


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

expiration of three (3) years from the date the options become vested, or (ii) two (2) years from the date Martin ceases to be employed by the Company.

                  (d) EXPENSES. During the term of Martin's employment hereunder, Martin shall receive reimbursement from the Company for all reasonable expenses incurred by Martin in the performance of his duties hereunder, including, by way of example and not limitation, travel and living expenses while away from home on business at the request of or in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the standard policies and procedures established, from time to time, by the Company for reimbursement of expenses.

                  (e) VACATION. Martin shall be entitled to four (4) weeks of vacation for each twelve (12) months of employment by the Company. It being understood that as of the date hereof, Martin is presently entitled to the full amount of vacation authorized hereunder pursuant to this paragraph. Any such vacation shall be taken at such times and in such periods as shall not substantially interfere with Martin's duties required to be rendered by Martin hereunder.

                  (f) OTHER BENEFITS. Martin shall be entitled to participate in the same manner as other officers and directors of the Company in such life insurance, medical, dental, disability, pension, retirement plans and other programs as may be established by the Company and/or the Board, from time to time, for the benefit of its officers and directors, except as provided elsewhere herein, nothing herein shall affect the Company's or Board's right to


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

amend, modify or terminate any retirement or other benefit plan at anytime for any reason.

               5. TERMINATION OF EMPLOYMENT. This Agreement and the Martin's employment hereunder may be terminated only under the following circumstances during the term of this Agreement.

                  (a) TERMINATION BY MARTIN. Martin may terminate his employment with Strategic Minerals, Inc. for any reason after September 30, 2003 by giving the Company not less than 180 days notice of his intent to terminate his employment. In the event of the termination of this Agreement by Martin, the Company shall be required to pay Martin only the amounts due and owing to him pursuant to this Agreement prorated to the date of Martin's voluntary termination and Martin shall not be entitled to the payments set forth in Paragraph 6(c) below. Notwithstanding the foregoing to the contrary, should the Martin's notice of voluntary termination result from the imposition of additional duties and/or requirements outside the normal course of Martin's duties, expertise or training experience, of a person holding Martin's position or the Company's or Board's refusal to allow Martin to take reasonable vacation time, then Martin shall be entitled to those benefits to which he would be entitled had his termination been an involuntary termination without cause ("Forced Resignation").

                  (b) DEATH. Martin's employment hereunder shall terminate upon his death.



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

                  (c) DISABILITY. If (i) as a result of Martin's incapacity due to physical or mental illness, the employee shall have been unable to perform his duties hereunder for a period of three (3) consecutive months during the term hereof, and (ii) within 90 days after written notice of termination is given by the Company to Martin (which may occur at or after the end of such three (3) month period) Martin shall not have returned to the performance of his duties hereunder on a full time basis; then the Company may terminate Martin's employment hereunder.

                  (d) CAUSE. The Company may, at any time during the term hereof, terminate Martin's employment for cause. For the purpose of this Agreement, "Cause" shall be defined to mean: (i) any material failure by Martin to observe or perform any of his agreements contained herein; (ii) his conviction or pleas of guilty or nolo contendere to a filing or other crime of moral turpitude or misappropriation of funds; or (iii) Martin's substance abuse.

                  (e) EFFECT OF TERMINATION. Any termination of this Agreement pursuant to paragraphs 5(b), (c) or (d) will automatically act as Martin's resignation from the Board of Directors of the Company and the Board of Directors of Strategic Minerals, Inc., effective as of the date of Martin's termination.

               6. COMPENSATION UPON TERMINATION OF EMPLOYMENT.

                  (a) During any period that Martin fails to perform his duties hereunder as a result of incapacity due to physical or mental illness ("disability period"), Martin shall continue to receive his full base salary


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

together with all benefits, then in effect and which have been granted to Martin; provided, however, that any payments made to Martin during the disability period shall be reduced by the sum of the amount; if any, payable to Martin under any disability benefit plans of the Company.

                  (b) If Martin's employment is terminated for cause under paragraph 5(d) above, the Company shall pay Martin his full base salary through the termination date plus all accrued and unpaid benefits (including all expense reimbursements outstanding, if any) and the Company shall have no further obligations whatsoever to Martin under this Agreement, except as may be expressly provided elsewhere herein.

                  (c) If Martin's employment is terminated by the Company prior to the scheduled expiration of the Initial Term or any extension thereof, or if by Forced Resignation, other than for cause, then Martin shall be entitled to receive payments of his base salary and a performance bonus for the balance of the Initial Term under the terms set forth in this Agreement, plus all accrued and unpaid benefits (including all health and welfare benefits to which Martin was a participant in accordance with their terms). Additionally, all Options shall become fully vested in Martin and Martin shall have a period of three (3) years of the date of his involuntary termination in which to exercise said Options. Finally, Martin shall be paid a severance payment equal to three (3) times Martin's base salary then in effect.

               7. CORPORATE BOARDS AND OTHER MEMBERSHIPS. Martin shall continue to serve on the boards of the Company's subsidiary corporations and shall have


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

the right to become a member of boards of directors of other corporations to the extent that such entities are not in competition with the Company and such other board memberships do not directly or indirectly interfere with Martin's duties to the Company.

               8. RESTRICTIONS ON COMPETITION AND NON-DISCLOSURE

                  (a) NON-DISCLOSURE OF INFORMATION.

                      (1) Martin shall not, directly or indirectly, disclose to any person or entity for any reason, or use for his own personal benefit, any Confidential Information (as defined below) either during his employment with the Company or following termination of that employment for Cause for a period of three years after termination of this Agreement;

                      (2) Martin shall, at all times take all precautions necessary to protect from loss or disclosure by him of any and all documents or other information containing, referring to or relating to such Confidential Information. Upon termination of his employment with the Company for Cause or if Martin terminates the Agreement prior to expiration of the Initial Term, Martin shall promptly return to the Company any and all documents or other tangible property containing, referring to or relating to such Confidential Information, whether prepared by him or others.

                      (3) Notwithstanding any provision to the contrary in this Paragraph 8, this paragraph shall not apply to information which Martin is legally required to disclose or to information which has become part of the public domain or is otherwise publicly disclosed through no fault or action of


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

Martin. If Martin has reason to believe that he may be legally required to disclose Confidential Information, he shall give the Company reasonable notice prior to disclosure so that it may seek to protect the confidentiality of such information.

                      (4) For purposes of this Agreement "Confidential Information" means any information relating in any way to the business of the Company disclosed to or known to Martin as a consequence of, result of, or through Martin's employment by the Company which consists of technical and non-technical information about the Company's products, processes, programs, concepts, forms, business methods, data, any and all financial and accounting data, marketing, customers, customer lists, and services and information corresponding thereto acquired by Martin during the term of Martin's employment by the Company. Confidential Information shall not include any of such items which are published or are otherwise part of the public domain, or freely available from trade sources or otherwise.

                  (b) DISCLOSURE OF WORKS AND INVENTIONS/ASSIGNMENT OF PATENTS.

                      (1) Martin shall maintain such records of his work as the Company may direct from time to time. Martin shall promptly disclose to the Company, in writing, any and all copyrightable works, including software, and any and all discoveries, inventions, technological innovations and improvements, whether patentable or not (whether it be a machine, process, apparatus, article, composition, design, software, writing or other thing) conceived or made by


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

Martin, solely or jointly, during the period of his employment with the Company, whether or not authorized, conceived or made during working hours or with the Company's equipment or facilities, which relates in any manner to the existing or contemplated business of the Company. Unless otherwise waived in writing by the Company, all such copyrightable works (including software), discoveries, inventions, technological innovations and improvements shall be the exclusive property of the Company with respect to any and all countries in the world and Martin shall assign and hereby does assign all right, title and interest thereto the Company or its nominee.

                      (2) Martin, both during his employment and thereafter, shall cooperate fully with the Company in taking all actions and measures necessary for the Company to acquire and perfect its ownership of all such property. Whenever required to do so by the Company, Martin shall execute any and all applications, assignments or other instruments which the Company shall deem necessary to apply for and obtain Letters Patent or copyrights of the United States or any foreign country or to otherwise protect the Company's interest therein. Such obligations shall continue beyond the termination of employment with respect to works, inventions, discoveries and improvements authorized, conceived, made or reduced to practice by Martin during the period of employment, and shall be binding upon Martin's assigns, executors, administrators and other legal representatives. In conformance with Company policy from time to time, Martin shall be reimbursed by the Company for


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

reasonable expenses incurred by him in connection with his obligations under this Section 8(b), subject to Martin furnishing adequate documentary evidence to substantiate such expenses.

                      (3) Martin agrees that in the event of publication by him of written or graphic materials, the Company will retain and own all rights in said materials, including right of copyright.

                  (c) Restrictions on Competition.

                      (1) Martin covenants and agrees that during the period of his employment hereunder and for a period of two (2) years following the termination of his employment, Martin shall not, directly or indirectly engage in, participate in or assist, as principal or agent, officers, director, employee, franchisee, consultant, shareholder, or otherwise, alone or in association with any other person, corporation or other entity, any business whose activities, services or products are directly or indirectly competitive with the subsidiaries or affiliates anywhere in the United States; provided, however, that the foregoing restriction shall not apply in the case of a company the stock of which is traded either on a national or a regional stock exchange or over-the-counter, where Martin owns less than 5% of the stock of such company.

                      (2) Martin agrees that during his employment with the Company he shall not, directly or indirectly, solicit the trade of or trade with, or otherwise do business with, any customer or prospective customer of the Company for any direct or indirect competitor of the Company. Martin further agrees that for two (2) years following the termination of his employment with


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

the Company, Martin shall not, directly or indirectly, solicit the trade of or trade with, any customer or prospective customer of the Company on behalf or for the benefit of any direct or indirect competitor of the Company.

                      (3) Martin agrees that during his employment with the Company and for a period of two (2) years following the termination of his employment with the Company, he shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of the Company to leave the Company for any reason whatsoever or hire any employee of the Company.

                      (4) During his employment with the Company, Martin shall not take any action which might divert from the Company any opportunity which would be within the scope of any present or contemplated future business of the Company.

                      (5) In the event of the sale or other disposition of all or substantially all of the Company's assets or capital stock, Martin agrees to use his best efforts, in good faith, to assist the purchaser during the transition phase for a period of 12 months at his then current compensation level plus fifty percent. Martin acknowledges, however, that nothing contained herein shall be binding upon or otherwise require the purchaser of the Company's assets or capital stock to continue the employment of Martin after such purchase and sale.

                      (6) The provisions set forth in Section 8 of this Agreement shall survive the termination of Martin's employment with the Company,


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or the expiration of this  Agreement,  as the case may be, and shall continue to be binding upon Martin and Employer in accordance with their respective terms.

                      (7) Martin recognizes and acknowledges that the services to be rendered by him hereunder are of a special and unique character and that the restrictions on Martin's activities contained in this Agreement are required for the Company's reasonable protection. Martin agrees that if he shall breach paragraph 8 of this Agreement, the Company will be entitled, if it so elects, to institute and prosecute proceedings at law or in equity to obtain damages with respect to such breach or to enforce the specific performance of this Agreement by Martin or to enjoin him from engaging in any activity in violation hereof.

               9. MISCELLANEOUS.

                  (a) NOTICES. Any notice required hereby shall be in writing, shall be effective upon receipt, may be sent by facsimile transmission, or original document by hand delivery, overnight courier or certified mail, return receipt requested, postage prepaid to the address set forth below. The original of any notice sent by facsimile transmission shall be delivered to the addressee by the close of the business day next following the date of the facsimile transmission.




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

        All notices shall be sent to:

               If to the Company:

                                Daleco Resources Corporation
                                120 North Church Street
                                West Chester, PA 19380
                                FAX NO:  610-429-0818
                                ATTN: Gary J. Novinskie

               With a copy to:

                                Ehmann, Van Denbergh & Trainor, P.C.
                                Two Penn Center Plaza, Suite 725
                                Philadelphia, PA 19102
                                FAX NO:  215-851-9820
                                ATTN: C. Warren Trainor

               If to Martin:

                                Robert E. Martin
                                Clean Age Minerals, Inc.
                                514 Palomas N.E.
                                Albuquerque, NM 87108

        Any party may change its address for notice by giving the other party ten (10) days notice of such change.

                  (b) VALIDITY. Any term or provisions of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any terms or provisions thereof.

                  (c) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same Agreement.



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                  (d)  MODIFICATION.   This  Agreement  sets  forth  the  entire
agreement and understanding of the parties concerning the subject matter hereof and supersedes all prior agreements and understandings between the parties hereto. This Agreement may not be amended or modified except by written instrument executed by the parties hereto.

                  (e) DISPUTE RESOLUTION. Any dispute between Company and Martin arising out of or in connection with this Agreement which cannot be amicably resolved shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in Philadelphia, Pennsylvania. Each party shall appoint one arbitrator and they shall select a third arbitrator. The decision of the arbitrators shall be by majority vote and shall be without appeal therefrom except as allowed by law, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Costs of the arbitration shall be borne by the non-prevailing party.

                  (f) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to conflict of laws provisions.

                  (g) BINDING EFFECT. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, successors and assigns. Neither party may assign, convey or transfer the rights or obligations contained herein unless such obligations, assignment, conveyance or transfer is consented to by the other, which consent


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

shall not be unreasonably denied, or such assignment, transfer or conveyance is pursuant to a testimony transfer or otherwise by operation of law.

                  (h) HEADINGS. Headings in this Agreement are included herein for convenience only and shall not constitute a part of this Agreement for any other purpose or be given any substance effect.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Attest:                                     Daleco Resources Corporation


/s/                                         By:/s/
----------------------------------             ------------------------------
        Asst. Secretary                           Gary J. Novinskie, President


                                                  Strategic Minerals, Inc.



                                            By:/s/
                                               ---------------------------------
                                                  Gary J. Novinskie
                                              Chairman of the Board of Directors



                                            /s/
                                            ------------------------------------
                                            Robert E. Martin







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